As filed with the Securities and Exchange Commission on May 1, 1998

                                                      Registration No. 333-44429
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM S-8
                        (Post-Effective Amendment No. 1)
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             New York                                   13-3238402
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                            170 Crossways Park Drive
                               Woodbury, NY 11797
                    (Address of Principal Executive Offices)

                             ----------------------


                 Boston Technology, Inc. 1989 Stock Option Plan
            Boston Technology, Inc. 1992 Directors' Stock Option Plan
                Boston Technology, Inc. 1994 Stock Incentive Plan
             Boston Technology, Inc. 1995 Director Stock Option Plan
     Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan
                       Nonstatutory Stock Option Agreement
                Comverse Technology, Inc. 1987 Stock Option Plan
                Comverse Technology, Inc. 1994 Stock Option Plan
                Comverse Technology, Inc. 1995 Stock Option Plan
                Comverse Technology, Inc. 1996 Stock Option Plan
        Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan
           Comverse Technology, Inc. 1997 Employee Stock Purchase Plan
                            (Full title of the plans)

                             ----------------------


                                 Kobi Alexander
                Chairman of the Board and Chief Executive Officer
                            Comverse Technology, Inc.
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                                 (516) 677-7200
 (Name, address and telephone number, including area code, of agent for service)



                             ----------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES:
              PROMPTLY AFTER FILING OF THIS REGISTRATION STATEMENT.

                             ----------------------


                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                 Proposed          Proposed
                                              Amount to          maximum           maximum
         Title of each class of           be registered(1)  offering price per  aggregate offering     Amount of
       securities to be registered                             security(2)         price(2)        registration fee(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share..     9,500,343           $47 5/16      $449,484,978.19     $132,598.07
=====================================================================================================================

(1) Includes  177,013 shares,  68,250 shares,  488,475  shares,  195,000 shares,
    1,853,581 shares, 17,895 shares,  1,114,109 shares,  845,670 shares, 990,350 shares, 1,000,000 shares, 2,500,000 shares and 250,000 shares registered under the Boston Technology, Inc. 1989 Stock Option Plan, Boston Technology, Inc. 1992 Directors' Stock Option Plan, Boston Technology, Inc. 1994 Stock Incentive Plan, Boston Technology, Inc. 1995 Director Stock Option Plan, Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan, Nonstatutory Stock Option Agreement, Comverse Technology, Inc. 1987 Stock Option Plan, Comverse Technology, Inc. 1994 Stock Option Plan, Comverse Technology, Inc. 1995 Stock Option Plan, Comverse Technology, Inc. 1996
    Stock Option Plan, Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan and Comverse Technology, Inc. 1997 Employee Stock Purchase Plan, respectively. (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(h) under the Securities Act. Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum aggregate offering price of the Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $47 5/16, the average of the high and low prices per share of the Registrant's Common Stock on April 30, 1998, as reported in The Wall Street Journal, multiplied by (b) 9,500,343, the maximum number of shares of the Registrant's Common Stock issuable under the plans covered by this Registration Statement. (3) $57,101.30 of such registration fee was paid by the Company on January 16, 1998.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Information required in Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

     Comverse Technology, Inc., a New York corporation ("Comverse" or the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) All other reports and other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the SEC on March 17, 1987.

     All  documents  subsequently  filed by the  Registrant  pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Counsel for the Company, William F. Sorin, 823 Park Avenue, New York, New York 10021, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Boston Technology, Inc. 1989 Stock Option Plan, Boston Technology, Inc. 1992 Directors' Stock Option Plan, Boston Technology, Inc. 1994 Stock Incentive Plan, Boston Technology, Inc. 1995 Director Stock Option Plan, Boston Technology, Inc.
Amended and Restated 1996 Stock Incentive Plan, Nonstatutory Stock Option Agreement, Comverse Technology, Inc. 1987 Stock Option Plan, Comverse
Technology, Inc. 1994 Stock Option Plan, Comverse Technology, Inc. 1995 Stock Option Plan, Comverse Technology, Inc. 1996 Stock Option Plan, Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan and Comverse Technology, Inc. 1997 Employee Stock Purchase Plan be legally and validly issued, fully-paid and nonassessable. Mr. Sorin is an officer and director of the Company and the beneficial owner of 25,000 shares of Common Stock issuable upon exercise of stock options.

Item 6.           Indemnification of Directors and Officers

                  The Company has included in its Certificate of Incorporation, pursuant to Section 402(b) of the Business Corporation Law of the State of New York, a provision that no director of the Company shall be personally liable to the Company or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

                  The By-Laws of the Company further provide that the Company shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the Business Corporation Law and when authorized by resolution of the shareholders or directors of the Company or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or their advantage to which he was not legally entitled. The Company has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  See Index to Exhibits following the signature pages to this Registration Statement.

Item 9.           Undertakings

     (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of May, 1998.

                                      Comverse Technology, Inc.
                                      (Registrant)



                                      By:/s/ Kobi Alexander
                                         ------------------
                                           Kobi Alexander
                                           President, Chairman of the Board and
                                           Chief Executive Officer

                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER                                                DESCRIPTION

   4.1(1)      Excerpts from certificate of incorporation, as amended.

   4.2(2)      Excerpts from by-laws, as amended.

   4.3(3)      Specimen stock certificate.

   4.4(3) Indenture dated as of November 30, 1993 from Comverse Technology, Inc. to The Chase Manhattan Bank, N.A., Trustee.

   4.5(3)      Specimen 5-1/4% Convertible Subordinated Debenture due 2003.

   4.6(4) Indenture dated as of October 4, 1996 from Comverse Technology, Inc. to The Chase Manhattan Bank, N.A., Trustee.

   4.7(5)      Specimen 5-3/4% Convertible Subordinated Debenture due 2005.

   4.8(6)      Boston Technology, Inc. 1989 Stock Option Plan.

   4.9(6)      Boston Technology, Inc. 1992 Directors' Stock Option Plan.

  4.10(6)      Boston Technology, Inc. 1994 Stock Incentive Plan.

  4.11(6)      Boston Technology, Inc. 1995 Director Stock Option Plan.

  4.12(6)      Boston Technology, Inc. Amended and Restated 1996 Stock
               Incentive Plan.

  4.13(6)      Comverse Technology, Inc. 1997 Stock Incentive Compensation
               Plan.

  4.14(6)      Comverse Technology, Inc. 1997 Employee Stock Purchase Plan.

  4.15(9)      Nonstatutory Stock Option Agreement

  4.16(8)      Comverse Technology, Inc. 1987 Stock Option Plan

  4.17(1)      Comverse Technology, Inc. 1994 Stock Option Plan

  4.18(7)      Comverse Technology, Inc. 1995 Stock Option Plan

  4.19(4)      Comverse Technology, Inc. 1996 Stock Option Plan

   5.1(9)      Opinion of William F. Sorin, Esq.

  23.1(9)      Consent of William F. Sorin, Esq. (included in Exhibit 5.1).

  23.2(9)      Consent of Deloitte & Touche L.L.P.

    24.1 Power of Attorney (included on the signature page of the Registration Statement that is amended hereby, filed on January 16, 1998)

                        (See footnotes on following page)

----------------------------
 (1) Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994.

(2) Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992.

(3) Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1993.

(4) Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1996.

(5)      Included in Exhibit 4.6.

(6) Incorporated by reference to Exhibits filed with this Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 16, 1998.

(7) Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1995.

(8) Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1987.

(9)       Filed herewith.